Exhibit 8.1

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

2, place Winston Churchill, B.P. 425

L 2014 Luxembourg

To: Intelsat (Luxembourg) S.A. 4, rue Albert Borschette L-1246 Luxembourg

Intelsat S.A. 4, rue Albert Borschette L-1246 Luxembourg

Luxembourg, 6 April 2011

O/Ref. :	TH/ th

Re :	Intelsat (Luxembourg) S.A. – Registration Statement on Form S-1 – Senior Notes and Senior PIK Notes

Ladies and Gentlemen

We have acted as special Luxembourg counsel to Intelsat (Luxembourg) S.A. (formerly known as Intelsat (Bermuda), Ltd.) incorporated as a limited company under Bermuda law and now existing as a société anonyme under Luxembourg law with its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies under number B 149942 (the “Company”) and Intelsat S.A. (formerly known as Intelsat, Ltd.) incorporated as a limited company under Bermuda law and now existing as a société anonyme under Luxembourg law with registered office at 4, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies under number B149970 (the “Guarantor”), in connection with the filing of a Form S-1 resale shelf registration statement dated April 6, 2011 under the U.S. Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Registration Statement”) relating to the registration by the Company and the Guarantor for resales by the selling securityholders named therein of up to $190,910,000 in aggregate principal amount of 111/4% Senior Notes due 2017 and up to $1,024,660,241 in aggregate principal amount of 111/2%/121/2% Senior PIK Election Notes due 2017, in each case, of the Company and the related guarantees.

We hereby confirm that the discussion of Luxembourg tax matters contained in the Registration Statement under the heading “Taxation – Luxembourg” to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations set forth therein, is our opinion.

The present opinion is given on the basis that it is governed by Luxembourg laws and subject to the exclusive jurisdiction of the Luxembourg courts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus contained in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Toinon Hoss
Elvinger, Hoss & Prussen
Toinon Hoss